UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 27, 2005

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	33-72574	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1801 Douglas Drive Sanford, North Carolina	27330-1410
(Address of principal executive officer)	(Zip Code)

(919) 774-6700

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On January 27, 2005, the Company issued a press release announcing results for the first fiscal quarter ended December 30, 2004. The full text of the press release is set forth in Exhibit 99.1 hereto and is incorporated herein by reference.

In the attached release the Company stated its belief that earnings per share for fiscal 2005 are likely to exceed earlier guidance; additionally the Company believes EBITDA for fiscal 2005 will exceed earlier guidance and fall in a range between $161.5 million and $164.5 million.

The Pantry, Inc.

Reconciliation of Non-GAAP Guidance

(In thousands)

	Fiscal Year, 2005 Guidance Range
EBITDA	$161,500	$164,500
Interest Expense	(37,655)	(37,655)
Adjustments to reconcile EBITDA to net cash provided by operating activities (other than depreciation and amortization, and income taxes)	2,900	2,900
Changes in operating assets and liabilities, net	1,152	1,152

Net cash provided by operating activities	$127,897	$130,897

* Pursuant to General Instruction B.2 of Current Report on Form 8-K, the information in this report is furnished and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section. Furthermore, the information in this report shall not be deemed to be incorporated by reference into the filings of the registrant under the Securities Act of 1933, as amended.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description of Document
99.1	Press Release dated January 27, 2005

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE PANTRY, INC.

By:	/s/ Daniel J. Kelly
Daniel J. Kelly Vice President, Chief Financial Officer and Secretary (Authorized Officer and Principal Financial Officer)

Date: January 27, 2005

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EXHIBIT INDEX

Exhibit No.	Description of Document
99.1	Press Release dated January 27, 2005

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